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Exhibit 23.5

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                      /s/ Arthur Andersen LLP

Denver, Colorado,
  April 19, 2002.

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  Exhibit 23.5